                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement of ARIAD Pharmaceuticals, Inc. on Form S-8 of our report dated January 23, 2004, appearing in the Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 2003.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 29, 2004